Exhibit 5.1

330 North Wabash Avenue
Suite 2800
Chicago, Illinois 60611
Tel: +1.312.876.7700 Fax: +1.312.993.9767
www.lw.com

FIRM / AFFILIATE OFFICES
	Beijing	Moscow
	Boston	Munich
	Brussels	New York
	Century City	Orange County
	Chicago	Paris
	Dubai	Riyadh
	Düsseldorf	Rome
	Frankfurt	San Diego
July 31, 2018	Hamburg	San Francisco
	Hong Kong	Seoul
	Houston	Shanghai
	London	Silicon Valley
	Los Angeles	Singapore
Ventas, Inc.	Madrid	Tokyo
353 N. Clark Street, Suite 3300	Milan	Washington, D.C.

Chicago, Illinois 60654

Re:                            Registration Statement No. 333-222998; Up to $1,000,000,000 Aggregate Gross Sales Price of Common Stock

Ladies and Gentlemen:

We have acted as special counsel to Ventas, Inc., a Delaware corporation (the “Issuer”), in connection with the issuance of up to $1,000,000,000 in aggregate sales price of the Issuer’s common stock, par value $0.25 per share (the “Shares”), pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on February 13, 2018 (Registration No. 333-222998) (as so filed and as amended, the “Registration Statement”), a base prospectus, dated February 13, 2018, included in the Registration Statement at the time it originally became effective (the “Base Prospectus”), a prospectus supplement, dated July 31, 2018, filed with the Commission pursuant to Rule 424(b) under the Act on July 31, 2018 (together with the Base Prospectus, the “Prospectus”), and an equity offering sales agreement, dated July 31, 2018, by and among the sales agents named therein and the Issuer (the “Sales Agreement”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.  With your consent, we have relied upon certificates and other assurances of officers of the Issuer and others as to factual matters without having independently verified such factual matters.  We are opining herein as to the internal laws of the State of New York and the Delaware General Corporation Law (the “DGCL”), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers and have been issued by the Issuer against payment therefor (not less than par value) in the circumstances contemplated by the Sales Agreement, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Issuer, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Issuer will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act.  We consent to your filing this opinion as an exhibit to the Issuer’s Form 8-K dated July 31, 2018 and to the reference to our firm in the Prospectus under the heading “Validity of the Offered Securities.”  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP